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                                   Exhibit 21


                           Subsidiaries of the Company


                                                                       Name under which
           Name             Jurisdiction of Incorporation         Subsidiary Conducts Business
           ----             -----------------------------         ----------------------------

Long Reach, Inc.                      Delaware                    Brudi
                                                                  Long Reach
                                                                  Long Reach Manufacturing Company
                                                                  Rol-Lift
                                                                  Rol-Lift Corporation

Presto Lifts, Inc.                  Rhode Island                  Presto Lifts
(subsidiary of Long
Reach, Inc.)

Long Reach Brudi Pacific             Australia                    Brudi
Pty Ltd (subsidiary of                                            Brudi Pacific
Long Reach, Inc.)                                                 Brudi Pacific Pty Ltd
                                                                  Long Reach Brudi Pacific

Blue Giant Equipment                  Ontario                     Blue Giant
Corporation